UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A/A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

OKYO PHARMA LIMITED

(Exact name of registrant as specified in its charter)

Guernsey	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Martello Court, Admiral Park, St. Peter Port Guernsey GY1 3HB	Not Applicable
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Ordinary shares, no par value	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-263326

Securities to be registered pursuant to Section 12(g) of the Act: None.

EXPLANATORY NOTE

This Amendment No. 1 to Form 8-A amends and supplements the registration statement on Form 8-A filed by OKYO Pharma Limited (the “Registrant”) with the Securities and Exchange Commission (the “SEC”) on May 10, 2022 (as amended, the “Registration Statement”).

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

Item 1 of the Registration Statement is hereby deleted in its entirety and replaced with the following:

OKYO Pharma Limited (the “Company”) hereby incorporates by reference (a) the description of its ordinary shares, no par value, contained under the heading “Description of Share Capital and Memorandum and Articles of Incorporation” and (b) the information set forth under the heading “Certain U.S. and Guernsey Tax Considerations,” in each case, in the Company’s Registration Statement on Form F-1 (333-263326), as originally filed with the Securities and Exchange Commission on March 4, 2022, as amended from time to time (the “Registration Statement”). In addition, all of the above-referenced descriptions included in any prospectus forming a part of the Registration Statement subsequently filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, shall be deemed to be incorporated by reference herein.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

OKYO PHARMA LIMITED

Date: June 2, 2023	By:	/s/ Gary S. Jacob
	Name:	Gary S. Jacob
	Title:	Chief Executive Officer

-3-